Exhibit 1.1
Execution Copy
3.3 million shares of
Common Stock
(par value $0.20 per share)
GOODRICH PETROLEUM CORPORATION
UNDERWRITING AGREEMENT
November 30, 2006
BEAR, STEARNS & CO. INC.
383 Madison Avenue
New York, New York 10179
Ladies/Gentlemen:
          Goodrich Petroleum Corporation, a corporation organized and existing under the laws of Delaware (the “Company”), subject to the terms and conditions stated herein and pursuant to the Share Lending Agreement (the “Share Lending Agreement”) dated November 30, 2006, between the Company and Bear, Stearns International Limited (“BSIL”) through Bear, Stearns & Co. Inc., as agent (in such capacity, the “Agent”), an affiliate of the underwriter named in Schedule I hereto (the “Underwriter”), proposes to issue and loan to BSIL as a share loan (the “Loan”) pursuant to and upon the terms set forth in the Share Lending Agreement, up to 3.3 million shares of Common Stock, $0.20 par value (“Common Stock”) of the Company (said shares to be issued and loaned by the Company being hereinafter called the “Shares”).
          Concurrently with the issuance of the Shares, the Company is offering in a transaction exempt from registration under the Securities Act by means of a confidential offering memorandum $125,000,000 aggregate principal amount of the Company’s Convertible Senior Notes due 2026 (the “Notes”). Bear, Stearns & Co. Inc., Deutsche Bank Securities Inc. and BNP Paribas Securities Corp. are acting as the initial purchasers (collectively, the “Initial Purchasers”) in the concurrent offering of Notes. The Company has granted the Initial Purchasers an option (the “Option”) to purchase up to an additional $50,000,000 aggregate principal amount of Notes. The Company and the Initial Purchasers will be entering into a purchase agreement with respect to such offering.
          1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriter that:
          (a) The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), on Form S-3 (No. 333-129642) (the initial filing and all pre-effective amendments thereto collectively being referred to as the “Initial Registration Statement”); and such Initial Registration Statement, and any post-effective amendment thereto, each in the form previously delivered to you, have been declared effective by the Commission, in such form. Other than a registration statement, if any, increasing the size of the Offering (a “Rule 462(b) Registration Statement”) filed pursuant to Rule 462(b) under the Securities Act, which will become effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission. The various parts of the Initial Registration Statement and the 462(b) Registration Statement, if any, including all exhibits thereto and including (i) the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 4(a) hereof and deemed by virtue of Rule 430A under the Securities Act to be part of the Initial Registration Statement at the time it became effective under the Securities Act with respect to the Underwriter, and (ii) the documents incorporated by reference in the prospectus contained in the Initial Registration Statement at the time such part of the Initial Registration Statement becomes effective, each as amended at the time such part of the Initial Registration Statement or Rule 462(b) Registration Statement, if any, became or hereafter becomes effective under the Securities Act with respect to the Underwriter, are hereafter collectively referred to as the “Registration Statement.” Any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the effective date of the Initial Registration Statement that is incorporated by reference therein. No stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission.
          The prospectus supplement dated as of November 30, 2006, in the form in which it is to be filed with the Commission pursuant to Rule 424(b) (the “Prospectus Supplement”), along with the base prospectus included as part of the Registration Statement at the time the Registration Statement became effective (the “Base Prospectus”), is hereinafter referred to as the “Prospectus,” except that if any revised prospectus or prospectus supplement shall be provided to the Underwriter by the Company for use in connection with the Offering which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b)), the term “Prospectus” shall also refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use. Any preliminary prospectus supplement or supplements to the Base Prospectus, together with the Base Prospectus, which describes the Shares and the Offering, is hereafter called a “Preliminary Prospectus.” Any reference herein to the Preliminary Prospectus or the Prospectus shall be deemed to include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be. Any “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) relating to the Shares is hereafter referred to as an “Issuer Free Writing Prospectus”; and the Prospectus, as supplemented by the price paid by the investors and the Issuer Free Writing Prospectuses, if any, attached and listed in Annex III hereto, taken together, are hereafter referred to collectively as the “Pricing Disclosure Package”. Any reference herein to any “amendment” or “supplement” to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the date of such Preliminary Prospectus or Prospectus, as the case may be, which is incorporated therein by reference and (ii) any such document so filed.
          The Company was not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Shares contemplated hereby.
          All references in this Agreement to the Registration Statement, any Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus, or any amendments or supplements to any of the foregoing, shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).
          (b) With respect to the Registration Statement, at the time of the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement and with respect to the Prospectus, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) or Rule 434 under the Securities Act (“Rule 434”), when any supplement to or amendment of the Prospectus is filed with the Commission, and at the Closing Date (as hereinafter defined), the Registration Statement complies and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will comply in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (the “Rules and Regulations”), and did not and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of the Prospectus, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter specifically for use therein. The parties hereto agree that such information provided by or on behalf of the Underwriter consists solely of the material referred to in Section 16 hereof.
          (c) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the Rules and Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any information contained in or omitted from any Preliminary Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter specifically for use therein. The parties hereto agree that such information provided by or on behalf of the Underwriter consists solely of the material referred to in Section 16 hereof.
          (d) For purposes of this Agreement, the “Applicable Time” is 4:00 p.m. (Eastern) on the date of this Agreement. The Pricing Disclosure Package, as of the Applicable

Time, did not, and as of the Closing Date (as hereinafter defined), will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Issuer Free Writing Prospectus complies in all material respects with the applicable provisions of the Securities Act and the Rules and Regulations, and does not include information that conflicts with the information contained in the Registration Statement, the Prospectus, and each Issuer Free Writing Prospectus not listed in Annex III hereto, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of the Closing Date will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. No representation and warranty is made in this Section 1(d) with respect to any information contained in or omitted from the Pricing Disclosure Package or any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter specifically for use therein. The parties hereto agree that such information provided by or on behalf of the Underwriter consists solely of the material referred to in Section 16 hereof.
          (e) KPMG LLP, who have certified the financial statements and supporting schedules and information of the Company and its subsidiaries that are included or incorporated by reference in the Registration Statement and the Prospectus, are independent public accountants as required by the Securities Act, the Exchange Act and the Rules and Regulations.
          (f) Netherland Sewell & Associates, Inc. (“Netherland Sewell”) and Coutret and Associates, Inc. (“Coutret”), each being a petroleum engineering firm from whose reserve reports information is set forth in the Registration Statement and the Prospectus, are independent petroleum engineers with respect to the Company. Other than (i) the production of reserves in the ordinary course of business (ii) intervening price fluctuations or (iii) as described in the Registration Statement and the Prospectus, the Company is not aware of any facts or circumstances that would result in a material adverse change in its proved reserves in the aggregate, or the aggregate present value of estimated future net revenues of the Company or the standardized measure of discounted future net cash flows therefrom, as described in the Registration Statement and the Prospectus and reflected in the Reserve Information as of the respective dates such information is given. Estimates of the proved reserves and the present value of the estimated future net revenues and the discounted future net cash flows derived therefrom as described in the Registration Statement and the Prospectus and reflected in the Reserve Information comply in all material respects to the applicable requirements of Regulation S-X of the Securities Act Regulations and Industry Guide 2 under the Securities Act.
          (g) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as disclosed in the Prospectus, the Company has not declared, paid or made any dividends or other distributions of any kind on or in respect of its capital stock and there has been no material adverse change or any development involving a prospective material adverse change, whether or not arising from transactions in the ordinary course of business, in the business, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and each subsidiary of the Company listed on Exhibit A hereto (the “Subsidiaries”), taken as a whole (a “Material Adverse

Change”). Since the date of the latest balance sheet included, or incorporated by reference, in the Registration Statement and the Prospectus, neither the Company nor any Subsidiary has incurred or undertaken any liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transactions, including any acquisition or disposition of any business or asset, which are material to the Company and the Subsidiaries, individually or taken as a whole, except for liabilities, obligations and transactions incurred in the ordinary course of business which are disclosed in the Prospectus.
          (h) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption “Capitalization” (other than for subsequent issuances in the ordinary course of business, if any, pursuant to employee benefit plans or upon exercise of outstanding options or conversion of convertible securities described in the Prospectus) and, after giving effect to the Loan, will be as set forth in the column headed “As Adjusted” under the caption “Capitalization.” All of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and were not issued in violation of or subject to any preemptive or similar right that does or will entitle any person, upon the issuance or sale of any security, to acquire from the Company or any Subsidiary any Common Stock or other security of the Company or any security convertible into, or exercisable or exchangeable for, Common Stock or any other such security (any “Relevant Security”), except for such rights as may have been fully satisfied or waived prior to the effectiveness of the Registration Statement.
          (i) The Shares to be delivered on the Closing Date have been duly and validly authorized and, when issued and delivered in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable, and will not have been issued in violation of or subject to any preemptive or similar right that entitles any person to acquire any Relevant Security from the Company. The Common Stock and the Shares conform to the descriptions thereof contained in the Registration Statement and the Prospectus. Except as disclosed in the Prospectus, the Company has no outstanding warrants, options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, or any contracts or commitments to issue or sell, any Relevant Security (other than for subsequent issuances in the ordinary course of business, if any, pursuant to employee benefit plans). Except as disclosed in the Prospectus, no holder of any Relevant Security has any rights to require registration under the Securities Act of any Relevant Security in connection with the offer and sale of the Shares contemplated hereby.
          (j) The Subsidiaries are the only “subsidiaries” of the Company within the meaning of Rule 405 under the Securities Act. Except for the Subsidiaries and as otherwise disclosed in the Registration Statement and the Prospectus, the Company holds no ownership or other interest, nominal or beneficial, direct or indirect, in any corporation, partnership, joint venture or other business entity. Goodrich Petroleum Company LLC and Goodrich Petroleum Company — Lafitte, LLC (each, a “Principal Subsidiary” and together, the “Principal Subsidiaries”) are the only Subsidiaries that meet the definition of “significant subsidiary” of the Company under the conditions specified in Rule 1-02(w) Regulation S-X under the Securities Act. All of the issued shares of capital stock of or other ownership interests in each Principal Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and are owned directly or indirectly by the Company free and clear of any lien, charge, mortgage, pledge, security interest, claim, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever (any “Lien”).
          (k) Each of the Company and the Principal Subsidiaries has been duly organized and validly exists as a corporation, partnership or limited liability company in good standing under the laws of its jurisdiction of organization. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation, partnership or limited liability company in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which (individually and in the aggregate) could not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and the Subsidiaries, individually or taken as a whole (a “Material Adverse Effect”). Each of the Company and the Principal Subsidiaries has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all judicial, regulatory and other legal or governmental agencies and bodies (collectively, the “Consents”), to own, lease and operate its properties and conduct its business as it is now being conducted and as disclosed in the Registration Statement and the Prospectus. No Consent contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus.
          (l) The Company has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement, the Registration Statement and the Prospectus. This Agreement and the transactions contemplated by this Agreement have been duly and validly authorized by the Company. This Agreement has been duly and validly executed and delivered by the Company.
          (m) The execution, delivery, and performance by the Company of this Agreement and consummation of the transactions contemplated by this Agreement do not and will not (i) conflict with, require consent under or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or their respective properties, operations or assets may be bound, (ii) violate or conflict with any provision of the certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents of the Company or any Subsidiary, or (iii) violate or conflict with any law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, domestic or foreign, except (in the case of clauses (i) and (iii) above) as could not reasonably be expected to have a Material Adverse Effect.
          (n) No Consent of, with or from any judicial, regulatory or other legal or governmental agency or body or any third party, foreign or domestic, is required for the execution, delivery and performance of this Agreement or consummation of the transactions contemplated by this Agreement, except the registration under the Securities Act of the Shares, which is in full force and effect, and such consents as may be required under state or foreign securities or blue sky laws or the by-laws and rules of the National Association of Securities Dealers, Inc. (the “NASD”) in connection with the purchase and distribution of the Shares by the Underwriters.
          (o) Except as disclosed in the Registration Statement and the Prospectus, there is no legal or governmental proceeding to which the Company or any Subsidiary is a party or of which any property, operations or assets of the Company or any Subsidiary is the subject which, individually or in the aggregate, if determined adversely to the Company or any Subsidiary, could reasonably be expected to have a Material Adverse Effect; to the Company’s knowledge, no such proceeding is threatened or contemplated.
          (p) The financial statements, including the notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus present fairly, in all material respects, the financial position as of the dates indicated and the cash flows and results of operations for the periods specified of the Company and its consolidated subsidiaries; and except as otherwise stated in the Registration Statement and the Prospectus, said financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved. The other financial and statistical information included or incorporated by reference in the Registration Statement and the Prospectus are correct and accurate in all material respects and, with respect to such financial information, have been prepared on a basis consistent with that of the financial statements that are included or incorporated by reference in the Registration Statement and the Prospectus from which such information has been derived.
          (q) The Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and files reports with the Commission on EDGAR. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and the outstanding shares of Common Stock are listed on the New York Stock Exchange (the “NYSE”) and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.
          (r) The documents incorporated or deemed to be incorporated by reference into the Prospectus at the time they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.
          (s) The Company and its Subsidiaries maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (t) Neither the Company nor any of its affiliates (within the meaning of Rule 144 under the Securities Act) has taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares.
          (u) The Company is not and, at all times up to and including consummation of the transactions contemplated by this Agreement, the Share Lending Agreement and the Prospectus, and after giving effect to application of the net proceeds of the Loan as described in the Share Lending Agreement and the Prospectus, will not be, required to register as an “investment company” under the Investment Company Act of 1940, as amended, and is not and will not be an entity “controlled” by an “investment company” within the meaning of such act.
          (v) No relationship, direct or indirect, exists between or among the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Exchange Act to be described in the Company’s annual and/or quarterly reports on Form 10-K and 10-Q, as applicable, which is not so described and described as required in such reports. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members. The Company has not, in violation of the Sarbanes-Oxley Act, directly or indirectly, including through a Subsidiary, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company.
          (w) Except as otherwise set forth in the Registration Statement and the Prospectus, and except for (i) the usual and customary liens in favor of the operator under applicable operating agreements, (ii) mechanic’s and materialman’s liens that are not delinquent or are being disputed in good faith, (iii) liens of the various taxing authorities for ad valorem property taxes that are not yet due, or if due, are not delinquent, and (iv) such other liens, encumbrances and defects that, individually or in the aggregate, would not materially affect the value thereof or materially interfere with the use made or to be made thereof by them, the Company and its Subsidiaries have title to the properties described in the Registration Statement and the Prospectus as being owned by them as follows: (A) with respect to producing properties (including oil and gas wells, producing leasehold interests and appurtenant personal property), such title is good and Defensible (as defined below) and free and clear of all Liens; (B) with respect to their respective non-producing leasehold properties (including undeveloped locations on leases held by production and those leases not held by production and including exploration prospects described in the Registration Statement and the Prospectus as being owned by them), such title was investigated in accordance with customary industry procedures prior to the Company’s acquisition thereof; (C) with respect to their respective real property other than oil and gas interests described in the Registration Statement and the Prospectus as being owned by them, such title is good and indefeasible and free and clear of all Liens; and (D) with respect to their respective personal property other than that appurtenant to its oil and gas interests, such title is free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and restrictions. As used herein, “Defensible” means, with respect to title to the producing properties

(including oil and gas wells and producing leasehold interests) described in the Registration Statement and the Prospectus as being owned by the Company and its Subsidiaries, that the Company and its Subsidiaries (i) are entitled to receive not less than the net revenue interests of such properties as set forth in the reserve report of Netherland Sewell dated as of December 31, 2005 (the “Netherland Sewell Report”) of all hydrocarbons and minerals produced, saved and marketed from such properties, and proceeds thereof, all without reduction, suspension or termination of such interests throughout the productive life of such properties, and (ii) are obligated to bear a share of the costs and expenses relating to the maintenance, exploration, drilling, completion, development, operation, plugging and abandonment of such properties not greater than the working interests of such properties as set forth in the Netherland Sewell Report, without increase throughout the life of such properties.
          (x) The Company and each Subsidiary (i) owns or possesses adequate right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, customer lists, and know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as being conducted and as described in the Registration Statement and the Prospectus and (ii) have no reason to believe that the conduct of their respective businesses does or will conflict with, and have not received any notice of any claim of conflict with, any such right of others.
          (y) The Company and the Subsidiaries maintain insurance in such amounts and covering such risks as the Company reasonably considers adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries, all of which insurance is in full force and effect, except where the failure to maintain such insurance could not reasonably be expected to have a Material Adverse Effect. There are no material claims by the Company or any Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. The Company reasonably believes that it will be able to renew its existing insurance as and when such coverage expires or will be able to obtain replacement insurance adequate for the conduct of the business and the value of its properties at a cost that could not reasonably be expected to have a Material Adverse Effect.
          (z) Each of the Company and the Subsidiaries has accurately prepared and timely filed all federal, state, foreign and other tax returns that are required to be filed by it and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which the Company or any Subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), except where the failure to file or pay could not reasonably be expected to have a Material Adverse Effect. No deficiency assessment with respect to a proposed adjustment of the Company’s or any Subsidiary’s federal, state, local or foreign taxes is pending or, to the best of the Company’s knowledge, threatened, except where such assessment could not reasonably be expected to have a Material Adverse Effect. The accruals and reserves on the books and records of the Company and the Subsidiaries in respect of tax liabilities for any taxable period not finally determined are adequate to meet any assessments and related liabilities for any such period in all material respects and, since December 31, 2005, the Company and the Subsidiaries have not incurred any liability for taxes other than in the ordinary course of its business. There is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any Subsidiary.
          (aa) No labor disturbance by the employees of the Company or any Subsidiary exists or, to the best of the Company’s knowledge, is imminent and the Company is not aware of any existing or imminent labor disturbances by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers’, customers or contractors, which, in either case (individually or in the aggregate), could reasonably be expected to have a Material Adverse Effect.
          (bb) No “prohibited transaction” (as defined in either Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)), “accumulated funding deficiency” (as defined in Section 302 of ERISA) or other event of the kind described in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan for which the Company or any Subsidiary would have any liability; each employee benefit plan for which the Company or any Subsidiary would have any liability is in compliance in all material respects with applicable law, including (without limitation) ERISA and the Code; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from any “pension plan”; and each plan for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.
          (cc) There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any Subsidiary (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company is or may be liable) upon any other property now or previously owned or leased by the Company or any Subsidiary, or upon any other property, which would be a violation of or give rise to any liability under any applicable law, rule, regulation, order, judgment, decree or permit relating to pollution or protection of human health and the environment (“Environmental Law”), except for any violation or liability which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There has been no disposal discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has agreed to assume, undertake or provide indemnification for any liability of any other person under any Environmental Law, including any obligation for cleanup or remedial action. There is no pending or, to the best of the Company’s knowledge, threatened administrative, regulatory or judicial action, claim or notice of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any

Subsidiary, except where such action, claim, notice or violation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
          (dd) Neither the Company, any Subsidiary nor, to the Company’s knowledge, any of its employees or agents has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States of any jurisdiction thereof.
          (ee) Neither the Company nor any Subsidiary (i) is in violation of its certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, (ii) is in default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) is in violation in any respect of any law, rule, regulation, ordinance, directive, judgment, decree or order of any court or governmental or regulatory agency or body, except (in the case of clauses (ii) and (iii) above) violations or defaults that could not reasonably be expected to have a Material Adverse Effect and except (in the case of clause (ii) alone) for any lien, charge or encumbrance disclosed in the Registration Statement and the Prospectus.
          (ff) The Company has complied with the requirements of Rule 433 under the Securities Act with respect to each Issuer Free Writing Prospectus including, without limitation, all prospectus delivery, filing, record retention and legending requirements applicable to any such Issuer Free Writing Prospectus. The Company has not (i) distributed any offering material in connection with the Offering other than the Prospectus and any Issuer Free Writing Prospectus set forth on Annex IIII hereto, or (ii) filed, referred to, approved, used or authorized the use of any “free writing prospectus” as defined in Rule 405 under the Securities Act with respect to the Offering or the Shares, except for any Issuer Free Writing Prospectus set forth in Annex III hereto and any electronic road show previously approved by the Underwriter.
          (gg) The Company has established and maintains required “disclosure controls and procedures” (as defined in Rules 13a-14(c) and 15d-14(c) of the Exchange Act). The Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Exchange Act, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

          Any certificate signed by or on behalf of the Company and delivered to the Underwriter or to counsel for the Underwriter shall be deemed to be a representation and warranty by the Company to the Underwriter as to the matters covered thereby.
          2. Issuance and Loan of the Shares.
               (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth and in the Share Lending Agreement, the Company agrees to issue to Agent in exchange for payment of the Loan Fee (as defined in the Share Lending Agreement) and BSIL agrees to borrow from the Company, the Shares, and the Underwriter, upon such issuance to Agent agrees to take delivery of such Shares for BSIL. This Agreement constitutes a “Borrowing Notice” pursuant to Section 2(b) of the Share Lending Agreement.
               (b) The Company acknowledges and agrees that (i) the terms of this Agreement and the Offering were negotiated at arm’s length between sophisticated parties represented by counsel; (ii) no fiduciary, advisory or agency relationship between the Company and the Underwriter has been created as a result of any of the transactions contemplated by this Agreement or the process leading to such transactions, irrespective of whether Underwriter has advised or is advising any such party on other matters, (iii) the Underwriter’s obligations to the Company in respect of the Offering are set forth in this Agreement in their entirety and (iv) it has obtained such legal, tax, accounting and other advice as it deems appropriate with respect to this Agreement and the transactions contemplated hereby and any other activities undertaken in connection therewith, and it is not relying on the Underwriter with respect to any such matters.
          3. Delivery. In accordance with the terms of the Share Lending Agreement, delivery of the Shares shall be made at 10:00 a.m., New York City time, on December 6, 2006, or at such time on such later date not more than three Business Days after the foregoing date as the Agent shall designate, which date and time may be postponed by agreement between the Agent and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Shares being herein called the “Closing Date”).
          4. Offering by Underwriters. It is understood that the Underwriter proposes to offer (the “Offering”) the Shares for sale to the public upon the terms and conditions set forth in the Prospectus.
          5. Covenants of the Company.
          (a) In addition to the other covenants and agreements of the Company contained herein, the Company further covenants and agrees with the Underwriter that:
                    (i) The Company shall prepare the Prospectus in a form approved by you and file such Prospectus pursuant to, and within the time period specified in, Rule 424(b) and Rule 430A or 430C under the Securities Act; prior to the Closing Date, the Company shall file no further amendment to the Registration Statement or amendment or supplement to the Prospectus to which you shall reasonably object in writing after being furnished in advance a copy thereof and given a reasonable opportunity to review and comment thereon; the Company shall notify you promptly (and, if requested by the Underwriter, confirm such notice in writing) (A) when the Registration Statement and any amendments thereto become effective, (B) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (C) of the Company’s intention to file, or prepare any supplement or amendment to, the Registration Statement relating to the Shares, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, (D) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, including but not limited to Rule 462(b) under the Securities Act, (E) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, or suspending the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or, in each case, of the initiation or threatening of any proceedings therefore, (F) of the receipt of any comments from the Commission, and (G) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible.
                    (ii) If at any time when a prospectus relating to the Shares (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered under the Securities Act, any event shall have occurred as a result of which the Pricing Disclosure Package (prior to the availability of the Prospectus) or the Prospectus as then amended or supplemented would, in the judgment of the Underwriter or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances existing at the time of delivery of such Pricing Disclosure Package or Prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) to the purchaser, not misleading, or if to comply with the Securities Act, the Exchange Act or the Rules and Regulations it shall be necessary at any time to amend or supplement the Pricing Disclosure Package, the Prospectus or the Registration Statement , or to file any document incorporated by reference in the Registration Statement or the Prospectus or in any amendment thereof or supplement thereto, the Company will notify you promptly and prepare and file with the Commission an appropriate amendment or supplement or document (in form and substance reasonably satisfactory to the Underwriter) that will correct such statement or omission or effect such compliance, and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.
                    (iii) The Company will not, without the prior consent of the Underwriter, (A) make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act, except for any Issuer Free Writing Prospectus set forth in Annex III hereto and any electronic road show previously approved by the Underwriter, or (B) file, refer to, approve, use or authorize the use of any “free writing prospectus” as defined in Rule 405 under the Securities Act with respect to the Loan or the Shares. If at any time any event shall have occurred as a result of which any Issuer Free Writing Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company, conflict with the information in the Registration Statement or the Prospectus as then amended or supplemented or would, in the judgment of the Underwriter or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated

therein or necessary to make the statements therein, in the light of the circumstances existing at the time of delivery to the purchaser, not misleading, or if to comply with the Securities Act or the Rules and Regulations it shall be necessary at any time to amend or supplement any Issuer Free Writing Prospectus, the Company will notify the Underwriter promptly and, if requested by the Underwriter, prepare and furnish without charge to the Underwriter an appropriate amendment or supplement (in form and substance satisfactory to the Underwriter) that will correct such statement, omission or conflict or effect such compliance.
                    (iv) The Company has complied and will comply with the requirements of Rule 433 with respect to each Issuer Free Writing Prospectus including, without limitation, all prospectus delivery, filing, record retention and legending requirements applicable to each such Issuer Free Writing Prospectus.
                    (v) The Company will promptly deliver to you and Underwriter’s Counsel a signed copy of the Registration Statement, as initially filed and all amendments thereto, including all consents and exhibits filed therewith, and will maintain in the Company’s files manually signed copies of such documents for at least five years after the date of filing. The Company will promptly deliver to the Underwriter such number of copies of any Preliminary Prospectus, the Prospectus, the Registration Statement, any Issuer Free Writing Prospectus and all amendments of and supplements to such documents, if any, and all documents incorporated by reference in the Registration Statement and Prospectus or any amendment thereof or supplement thereto, as you may reasonably request. Prior to 10:00 A.M., New York time, on the business day next succeeding the date of this Agreement and from time to time thereafter, the Company will furnish the Underwriter with copies of the Prospectus in New York City in such quantities as you may reasonably request.
                    (vi) The Company will cooperate with the Underwriter to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions, domestic or foreign, as the Underwriter may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or to take any other action that would subject it to general service of process or to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.
                    (vii) The Company will make generally available to its security holders as soon as practicable, but in any event not later than twelve months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and the Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).
                    (viii) During the period of three years from the Closing Date, the Company will, upon written request, furnish to you copies of all reports or other communications (financial or other) furnished to security holders or from time to time published or publicly disseminated by the Company, and will deliver to you (i) as soon as they are available, copies of any reports, financial statements and proxy or information statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial information to be on a consolidated basis to the extent the accounts of the Company and the Subsidiaries are consolidated in reports furnished to its security holders generally or to the Commission); provided that the Company need not furnish copies of any report, communication or information filed with EDGAR.
                    (ix) The Company will use its reasonable best efforts to list the Shares on the NYSE.
                    (x) The Company, during the period when a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered under the Securities Act in connection with the offer or sale of the Shares, will file all reports and other documents required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and the Rules and Regulations within the time periods required thereby.
                    (xi) The Company will not take, and will cause its affiliates (within the meaning of Rule 144 under the Securities Act) not to take, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares.
          6. Covenant of the Underwriters. The Underwriter covenants and agrees with the Company that the Underwriter will not use or refer to any “free writing prospectus” (as defined in Rule 405 under the Securities Act) without the prior written consent of the Company if such Underwriter’s use of or reference to such “free writing prospectus” would require the Company to file with the Commission any “issuer information” (as defined in Rule 433 under the Securities Act).
          7. Payment of Expenses; Structuring Fee.
               (a) Whether or not the transactions contemplated by this Agreement, the Share Lending Agreement, the Registration Statement and the Prospectus are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of its obligations hereunder, including the following: (i) all expenses in connection with the negotiation, preparation, printing, typing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus and any and all amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter; (ii) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Securities Act; (iii) the reproduction and delivery of this Agreement, the preliminary and supplemental “Blue Sky” memoranda and all other agreements or documents reproduced and delivered in connection with the Offering, (iv) all expenses in connection with the qualification of the Shares for offering and sale under state securities or blue sky laws as provided in Section 4(f) hereof, including the fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with any blue sky survey; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the NASD of the terms of the Offering; (vi) all fees and expenses in connection with listing the Shares on the NYSE; and (vii) all transportation and other expenses of Company representatives and employees and any other expense of the Company incurred in connection with attending or hosting meetings with prospective purchasers of the Shares. The Company also will pay or cause to be paid: (x) the cost of preparing stock certificates representing the Shares; (y) the cost and charges of any transfer agent or registrar for the Shares; and (z) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7.
               (b) The Company hereby agrees to pay the Underwriter the amount set forth on Schedule II hereto in cash on the Closing Date, in immediately available funds, as compensation for certain structuring and execution services rendered by the Underwriter to the Company in connection with the transactions contemplated by this Agreement.
          8. Conditions of Underwriters’ Obligations. The obligations of the Underwriter to borrow and pay for the Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company herein contained, as of the date hereof and as of the Closing Date, to the performance by the Company of all of its obligations hereunder, and to each of the following additional conditions:
          (a) The Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, and no stop order suspending or preventing the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, shall have been issued by the Commission and no proceedings therefor shall have been initiated or threatened by the Commission; all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction; if the Company has elected to rely on Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m. (Washington, D.C. time) on the date of this Agreement; and all necessary regulatory or stock exchange approvals shall have been received.
          (b) At the Closing Date you shall have received the written opinion of Vinson & Elkins L.L.P., counsel for the Company, dated the Closing Date and addressed to the Underwriter, in form and substance satisfactory to you, substantially in the form of Annex I hereto.
          (c) At the Closing Date, you shall have received an opinion of counsel in form and substance satisfactory to the Underwriter and Underwriter’s Counsel, dated the Closing Date, of the Sinclair Law Firm, L.L.C., counsel for the Company, addressed to the Underwriter and substantially in the form of Annex II hereto.
          (d) At the Closing Date, you shall have received the written opinion of Underwriter’s Counsel, dated the Closing Date and addressed to the Underwriters, in form and substance satisfactory to you, with respect to the issuance and sale of the Shares, the Registration

Statement, the Pricing Disclosure Package, the Prospectus and such other matters as you may require, and the Company shall have furnished to Underwriter’s Counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.
          (e) At the Closing Date you shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date, in form and substance satisfactory to you, as to the accuracy of the representations and warranties of the Company set forth in Section 1 hereof as of the date hereof and as of the Closing Date, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Closing Date, as to the matters set forth in subsection (a) of this Section 8, and as to such other matters as you may reasonably request.
          (f) At the time this Agreement is executed and at the Closing Date, you shall have received a comfort letter, from KPMG LLP, independent public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date, addressed to the Underwriters and in form and substance satisfactory to the Underwriters and Underwriter’s Counsel.
          (g) The Underwriter shall have received letters from each of NSAI and Coutret, each being independent petroleum engineers for the Company, dated, respectively, as of the date hereof and as of the Closing Date, addressed to the Underwriter and in form and substance satisfactory to the Underwriter and Underwriter’s Counsel, with respect to the estimated quantities of the Company’s reserves, the future net revenues from those reserves and their present value as set forth in the Registration Statement and the Prospectus and such related matters as the Underwriter shall reasonably request.
          (h) At the Closing Date, the Shares shall have been approved for listing upon notice of issuance on the NYSE.
          (i) The Company shall have furnished the Underwriters and Underwriter’s Counsel with such other certificates, opinions or other documents as they may have reasonably requested.
          (j) The concurrent offering of Notes substantially on the terms described in the Prospectus shall have been consummated on the Closing Date.
          9. Indemnification.
               (a) The Company shall indemnify and hold harmless (i) the Agent, (ii) the Underwriter, (iii) BSIL, (iv) each person, if any, who controls the Underwriter, the Agent or BSIL within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of the Underwriter within the meaning of Rule 405 under the Securities Act and (v) the respective officers, directors, partners, employees, representatives and agents of the Underwriter, the Agent or BSIL or any controlling person, from and against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the (1) Registration Statement, as originally filed or any amendment thereof, or in the Pricing Disclosure Package or the Prospectus, or in any supplement thereto or amendment thereof, or in any Issuer Free Writing Prospectus, or in any “issuer information” ( as defined in Rule 433(h)(2) under the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act or (2) materials or information provided to investors, if any, by, or with the written approval of, the Company in connection with the marketing of the Shares, including any road show or investor presentations made to investors by the Company (whether in person or electronically) (“Marketing Materials”), or (ii) the omission or alleged omission to state (A) in the Registration Statement, as originally filed or any amendment thereof, a material fact required to be stated therein or necessary to make the statements therein not misleading, or, (B) in the Pricing Disclosure Package or the Prospectus, or in any supplement thereto or amendment thereof, or in any Issuer Free Writing Prospectus, or in any “issuer information” ( as defined in Rule 433(h)(2) under the Securities Act), or in any Marketing Materials, a material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter expressly for use therein. The parties acknowledge and agree that such information provided by or on behalf of the Underwriter consists solely of the material identified in Section 16 hereof. This indemnity agreement will be in addition to any liability that the Company may otherwise have, including under this Agreement.
               (b) The Underwriter and the Agent, severally and not jointly, shall indemnify and hold harmless (i) the Company, (ii) each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of the Underwriter within the meaning of Rule 405 under the Securities Act, and (iii) the officers, directors, partners, employees, representatives and agents of the Company, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the

Underwriter expressly for use therein; provided, however, that in no case shall the Underwriter be liable or responsible for any amount in excess of the discounts and commissions received by the Underwriter. The parties acknowledge and agree that such information provided by or on behalf of the Underwriter consists solely of the material identified in Section 16 hereof. This indemnity will be in addition to any liability that the Underwriter may otherwise have, including under this Agreement.
               (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 9 to the extent that it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability that such indemnifying party may have otherwise than on account of the indemnity agreement hereunder). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate, at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, (iii) the indemnifying party does not diligently defend the action after assumption of the defense, or (iv) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of counsel shall be borne by the indemnifying parties. No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this Section 9 or Section 10 hereof (whether or not the indemnified party is an actual or potential party thereto), unless (x) such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party, and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.
          10. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 9 is for any reason held to be unavailable from an indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company, on the one hand, and the Underwriter, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, liabilities, claims, damages and expenses suffered by the Company, any contribution received by the Company from persons, other than the Underwriter, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of the Underwriter within the meaning of Rule 405 under the Securities Act) to which the Company and the Underwriter may be subject, in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, from the offering of the Shares or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, on the one hand, and the Underwriter, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, shall be deemed to be in the same proportion as (i) the total proceeds from the offering of the Shares (net of discounts but before deducting expenses) received by the Company bear to (ii) the discounts and commissions received by the Underwriter, respectively. The relative fault of the Company, on the one hand, and of the Underwriter, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 10 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any judicial, regulatory or other legal or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 10, (i) in no case shall the Underwriter be required to contribute any amount in excess of the amount by which the discounts and commissions applicable to the Shares exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10, (A) each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of the Underwriter within the meaning of Rule 405 under the Securities Act and (B) the respective officers, directors, partners, employees, representatives and agents of the Underwriter or any controlling person shall have the same rights to contribution as such Underwriter, and (1) each person, if any, who controls any Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of the Underwriter within the meaning of Rule 405 under the Securities Act and (2) the officers, directors, employees, representatives and agents of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of the immediately preceding sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 10, notify such party or parties from whom contribution may be sought, but the failure to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 10 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its prior written consent, provided that such written consent was not unreasonably withheld.
          11. Survival Clause. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, its officers and the Underwriter set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, the Underwriter or any controlling person referred to in Sections 9 and 10 hereof and (ii) delivery of and payment for the Shares, and shall be binding upon and shall inure to the benefit of, any successors, assigns, heirs, personal representatives of the Company, the Underwriter and indemnified parties referred to in Section 9 hereof. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 8, 9, 10 and 11 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.
          12. Termination. (a) This Agreement may be terminated in the sole discretion of the Underwriter by notice to the Company given in the event that the Company have failed, refused or been unable to satisfy all conditions on its respective part to be performed or satisfied hereunder on or prior to the Closing Date or if, at or prior to the Closing Date:
                    (i) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Underwriter will in the immediate future materially disrupt, the market for the Company’s securities or securities in general;
                    (ii) trading on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York Stock Exchange or the Nasdaq National Market, or by order of the Commission or other regulatory body or governmental authority having jurisdiction;
                    (iii) trading in the Company’s securities on the New York Stock Exchange shall have been suspended or made subject to material limitations;

                    (iv) a banking moratorium has been declared by any state or federal authority or if any material disruption in commercial banking or securities settlement or clearance services shall have occurred;
                    (v) (A) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States, or (B) there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (A) or (B), in the judgment of the Underwriter, makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Shares, on the terms and in the manner contemplated by the Prospectus; or
                    (vi) any debt securities of the Company shall have been downgraded or placed on any “watch list” for possible downgrading by any “nationally recognized statistical rating organization” as defined for purposes of Rule 436(g) under the Securities Act.
               (b) Subject to paragraph (c) below, termination of this Agreement pursuant to this Section 12 shall be without liability of any party to any other party except as provided in Section 11 hereof.
               (c) If this Agreement shall be terminated pursuant to any of the provisions hereof, or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriter set forth herein is not satisfied (except if the condition set forth in Section 8(j) above is not satisfied as a result of Bear, Stearns & Co. Inc., Deutsche Bank Securities Inc. and BNP Paribas Securities Corp. (collectively, the “Initial Purchasers”), and the Company not entering into a Purchase Agreement for the Notes, or the Initial Purchasers not fulfilling their obligations under such agreement) or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Underwriter, reimburse the Underwriter for all out-of-pocket expenses (including the fees and expenses of their counsel), incurred by the Underwriter in connection herewith.
          13. Notices. All communications hereunder shall be in writing and, if sent to the Underwriter, shall be hand delivered, mailed by first-class mail, couriered by next-day air courier or telecopied and confirmed in writing to the Underwriter at Bear Stearns & Co. Inc., 383 Madison Avenue, New York, New York 10179, Attention: Stephen Parish, Equity Capital Markets, with a copy to Underwriter’s Counsel at Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, Attention: Richard D. Truesdell, Jr., telecopy (212) 450-3674. If sent to the Company, shall be delivered, mailed, couriered or telecopied and confirmed in writing, to at the address set forth in the Prospectus, Attention: Walter G. Goodrich, telecopy (713) 780-9494, with a copy to counsel to the Company at Vinson & Elkins L.L.P., First City Tower, 1001 Fannin Street, Suite 2500, Houston, Texas 77002, Attention: Keith R. Fullenweider, telecopy (713) 615-5085.
          14. Successors. This Agreement shall inure to the benefit of and be binding upon the Underwriter and the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company contained in Section 8 of this Agreement shall also be for the benefit of any person or persons who control the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) the indemnities of the Underwriter contained in Section 8 of this Agreement shall also be for the benefit of the directors of the Company, its officers, employees and agents and any person or persons who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. No purchaser of Shares from the Underwriter will be deemed a successor because of such purchase.
          15. No Waiver; Modifications in Writing. No failure or delay on the part of the Company or the Underwriter in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Underwriter at law or in equity or otherwise. No waiver of or consent to any departure by the Company or the Underwriter from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof; provided that notice of any such waiver shall be given to each party hereto as set forth below. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and the Underwriter. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the Underwriter from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.
          16. Information Supplied by the Underwriter. The statements set forth in the second and third sentences of the tenth paragraph under the heading “Share Lending Agreement; Concurrent Offering of Convertible Notes” and the second paragraph, the second through fifth sentences of the third paragraph, the fifth paragraph and eighth paragraphs under the heading “Underwriting” constitute the only information furnished by the Underwriter to the Company for purposes of Sections 1(b), 1(c), 1(d), 9(a) and 9(b) hereof.
          17. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAW.

          18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          If the foregoing correctly sets forth your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours, GOODRICH PETROLEUM CORPORATION
By:	/s/ David R. Looney
	Name:	David R. Looney
	Title:	Executive Vice President & Chief Financial Officer

Accepted as of the date first above written
BEAR, STEARNS & CO. INC.
By: BEAR, STEARNS & CO. INC.

By:	/s/ Paul S. Rosica
Name: Paul S. Rosica
Title: Senior Managing Director

Execution Copy
SCHEDULE I

Total Number of
Shares to be
Underwriter	Borrowed

Bear, Stearns & Co. Inc.	3,122,263

Total	3,122,263

SCHEDULE II
     The amount set forth on this Schedule II is $614,452.60.

Execution Copy
EXHIBIT A
Subsidiaries of Goodrich Petroleum Corporation
•	Goodrich Petroleum Company LLC— organized in the State of Louisiana
•	Goodrich Petroleum Company—Lafitte, LLC—organized in the State of Louisiana
•	LECE, Inc.—incorporated in the State of Texas

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ANNEX I
Form of Opinion of Vinson & Elkins L.L.P.
          1. The Company has been duly incorporated and validly exists as a corporation in good standing under the laws of the State of Delaware, with requisite corporate power and authority to own its properties and conduct its business as described in the Prospectus. The Company is duly qualified to do business and in good standing as a foreign corporation in the State of Texas.
          2. The Company has an authorized capital stock as set forth in the Registration Statement and the Prospectus.
          3. The Underwriting Agreement has been duly and validly authorized, executed and delivered by the Company.
          4. The Company has the requisite corporate power and authority to execute and deliver the Underwriting Agreement and to perform its obligations thereunder.
          5. The Shares to be delivered on the Closing Date have been duly authorized and, when issued in accordance with the terms of the Underwriting Agreement, will be duly and validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to preemptive or, similar rights under the Company’s Restated Certificate of Incorporation or Bylaws or under the Delaware General Corporation Law, or to such counsel’s knowledge, similar rights that entitle or will entitle any person to acquire any Common Stock from the Company upon issuance or sale thereof.
          6. The Shares conform in all material respects to the descriptions thereof contained in the Prospectus.
          7. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any judicial, regulatory or other legal or governmental agency or body is required for the execution, delivery and performance by the Company of this Agreement or consummation of the transactions contemplated by the Underwriting Agreement, except for (1) such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Shares by the Underwriter (as to which such counsel need express no opinion), (2) such as have been made or obtained under the Securities Act and (3) such as are required by the NASD.
          8. To such counsel’s knowledge and other than as set forth in the Registration Statement and the Prospectus, there are no legal or governmental proceedings pending in any Federal or state court located in the State of Texas to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is the subject which, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

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          9. The execution, delivery, and performance of the Underwriting Agreement by the Company and consummation of the transactions contemplated by Underwriting Agreement, do not and will not (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of the Company or any of its Subsidiaries or their respective properties or assets may be bound and which is listed as an exhibit to the Company’s annual report on Form 10-K for the year ended December 31, 2005 or as an exhibit to any subsequently filed report under the Exchange Act nor listed on a schedule to this opinion, or (B) violate any provision of the restated certificate of incorporation or by-laws of the Company or (C) result in the violation of any judgment, decree, order, statute, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries except, with respect to clause (C) for such violations that, in the aggregate, would not have a Material Adverse Effect; provided, however, that the opinion expressed in clause (C) herein shall not include antifraud provisions of federal or state securities laws or Blue Sky laws or other antifraud statutes, rules or regulations.
          10. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
          11. The Registration Statement and the Prospectus (other than (a) the financial statements and schedules and other financial data included or incorporated by reference therein, (b) the other financial information included therein and (c) the oil and natural gas reserve data included therein, as to which no opinion need be rendered) appear on their face to comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations.
          12. The statements in the Registration Statement and the Prospectus under the caption “Description of Capital Stock”, insofar as such statements constitute summaries of the legal matters, documents and proceedings referred to therein, fairly present in all material respects the information called for with respect to such legal matters, documents and proceedings.
          13. The statements in the Prospectus under the caption “Certain United States Federal Income Tax Considerations,” insofar as such statements constitute matters of law or legal conclusions, are correct in all material respects.
          14. The Registration Statement was declared effective under the Securities Act, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and no proceedings therefor have been initiated or threatened by the Commission; the Prospectus was filed with the Commission pursuant to Rule 424(b) under the Securities Act have been made in the manner and in the time period required therein.

3

          In addition, such opinion shall also contain a statement that such counsel has participated in conferences with officers and representatives of the Company, representatives of the independent public accountants for the Company and the Underwriters at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although it did not independently verify such information, are not passing upon, and do not assume any responsibility for and express no opinion regarding (except as expressly provided in paragraph 9 above) the accuracy, completeness or fairness of the statements contained or incorporated by reference in, the Registration Statement or the Prospectus), no facts have come to the attention of such counsel that would cause such counsel to believe that (A) the Registration Statement, at the time it became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) the Prospectus, as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (C) the Pricing Disclosure Package, as of the Applicable Time and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements, including the notes, and schedules and other financial information, and the oil and natural gas reserve data included or incorporated by reference therein).
          Counsel may also state that as to matters with respect to which an opinion is stated to be “to our knowledge,” “known to us” or words of similar effect, such counsel has not undertaken any independent examination of the facts or records of any court, tribunal or other governmental or regulatory body, but have been based upon reliance upon a certificate of an officer of the Company as to factual matters and upon actual knowledge of attorneys of such counsel who have devoted time to substantive legal matters for the Company and its Subsidiaries.

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ANNEX II
Form of Opinion of the Sinclair Law Firm, L.L.C.
1. Each of the Principal Subsidiaries has been duly formed and validly exists as a limited liability company in good standing under the laws of the State of Louisiana, with full power and authority to own its properties and conduct its business as described in the Prospectus. Goodrich Petroleum Company, LLC is duly qualified to do business and in good standing as a foreign limited liability company in the State of Texas. Goodrich Petroleum Company — Lafitte, LLC has not qualified to do business in any State. The Company is the sole member of each of the Principal Subsidiaries.
2. To such counsel’s knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending or overtly threatened to which the Company or any of its Principal Subsidiaries is a party or to which any property of the Company or any of its Principal Subsidiaries is subject which, if determined adversely to the Company or any of its Principal Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.
3. The execution, delivery and performance by the Company of the Underwriting Agreement and consummation of the transactions contemplated by the Underwriting Agreement and the Prospectus will not conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, that certain Amended and Restated Credit Agreement dated as of February 25, 2005, by and among Goodrich Petroleum Company, LLC, BNP Paribas, as the agent, and the lenders party thereto, as amended (the “Credit Agreement”).
4. Nothing has come to such Counsel’s attention that would cause me to believe that (a) the Company or either of its Principal Subsidiaries is in violation of its respective charter or by-laws or articles of organization and operating agreement, (b) the Company or either of its Principal Subsidiaries is in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement (except that this paragraph shall not apply to the Credit Agreement), mortgage, lease or other agreement or instrument that is material to the Company or its Principal Subsidiaries, individually or taken as a whole, to which the Company or either of its Principal Subsidiaries is a party or by which the Company or either of its Principal Subsidiaries or their respective property is bound, (c) the Company or either of its Principal Subsidiaries has violated any environmental law, any provisions of the Employee Retirement Income Security Act of 1974, as amended, or any provisions of the Foreign Corrupt Practices Act, or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect, (d) the Company or either of its Principal Subsidiaries does not have such authorizations of, or has not made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable environmental laws, as are necessary to own, lease,

EXHIBIT C — Page 1

license and operate its respective properties and to conduct its business, except where the failure to have any such authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect.
          In rendering such opinion, such counsel may rely as to matters of fact, to the extent it deems proper, on certificates of an officer of the Company provided that copies of any such statements or certificates shall be delivered to Underwriter’s Counsel.

EXHIBIT C — Page 2

ANNEX III
Issuer Free Writing Prospectuses included in the Pricing Disclosure Package